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Exhibit 99.(a)(v)

Northwest Airlines Corporation
Pilot Stock Option Exchange Program
Change in Election from Accept to Reject
(Electronic Submission Version)

Employee Number:

Employee Name:

        If you previously elected to accept the Company's offer to exchange your Eligible Options and/or Stock Appreciation Rights held by you and you would like to change your election and reject the offer, click the "submit" button below before 5 P.M. Central Time on July 30, 2003, unless the offer is extended. If you have questions regarding the process for submitting this Change in Election, please send your question in writing via email to exchangeoffer@nwa.com, via fax to (612) 726-3509, or via hand delivery or overnight courier to Northwest Airlines, Inc., Human Resources, Dept. A1420, 2700 Lone Oak Parkway, Eagan, MN 55121-1534, Attn: Pilot Stock Option Exchange Program and reference the Pilot Stock Option Exchange Program.

To Northwest Airlines Corporation:

        I previously submitted the Election Acceptance Form, in which I voluntarily accepted the stock option exchange offer outlined in the Company's Offer to Exchange dated June 27, 2003 for my Eligible Options and/or Stock Appreciation Rights. I now wish to change that election and reject the Company's offer to exchange. I understand that by submitting this Change in Election, I am withdrawing my election to participate in the offer.

        I understand that in order to reject the offer, I must click the "submit" button below before 5 P.M. Central Time on July 30, 2003, or if the Company extends the deadline to exchange Eligible Options and/or Stock Appreciation Rights, before the extended expiration date of the offer.

        By rejecting the offer, I understand that I will keep my Eligible Options and/or Stock Appreciation Rights. These options and/or stock appreciation rights will continue to be governed by the pilot stock option plan under which they were granted and the award documentation pertaining to such awards.

        I reject the offer to exchange my Eligible Options and/or Stock Appreciation Rights as of the date hereof.

RETAIN A COPY OF YOUR SUBMISSION FOR YOUR RECORDS.

        If you would like to receive a confirmation of your change in election via e-mail, please enter your personal email address:

To verify the accuracy of your personal email address, please re-enter your personal email address:

        If you have not provided your personal email address, a confirmation of your change in election will be mailed to your home address. If you do not receive a confirmation within two weeks of your submission, please notify the Company in writing via email to exchangeoffer@nwa.com, via fax to (612) 726-3509, or via hand delivery or overnight courier to Northwest Airlines, Inc., Human Resources, Dept. A1420, 2700 Lone Oak Parkway, Eagan, MN 55121-1534, Attn: Pilot Stock Option Exchange Program and reference the Pilot Stock Option Exchange Program.

Submit        Close Window

(Second screen)

For verification purposes, please enter
the last four digits of your
Social Security Number:                                                       Submit        Close Window

Northwest Airlines Corporation
Pilot Stock Option Exchange Program
Change in Election from Accept to Reject
(Manual Submission Version)

Employee Number:

Employee Name:

TO CHANGE ELECTION ELECTRONICALLY:

        (The Change in Election Form is also available on our employee website (RADAR) at http://www.nwapeople.nwa.com. You may access the Form by entering the RADAR website and selecting "Pilot Communications" under "Featured Links.")

        If you previously elected to accept the Company's offer to exchange Eligible Options and/or Stock Appreciation Rights held by you and you would like to change your election and reject the offer, you must sign this Change in Election and send it to the Company before 5 P.M. Central Time on July 30, 2003, unless the offer is extended. You may deliver your election form via:

  FAX: (612) 726-3509
          or
  HAND DELIVERY or OVERNIGHT COURIER to:
          Northwest Airlines, Inc.
          Human Resources
          Dept A1420
          2700 Lone Oak Parkway
          Eagan, MN 55121-1534
          Attn: Pilot Stock Option Exchange Program

        If you have questions regarding the process for submitting this Change in Election, please send your question in writing via email to exchangeoffer@nwa.com, via fax to (612) 726-3509, or via hand delivery or overnight courier to Northwest Airlines, Inc., Human Resources, Dept. A1420, 2700 Lone Oak Parkway, Eagan, MN 55121-1534, Attn: Pilot Stock Option Exchange Program and reference the Pilot Stock Option Exchange Program.

To Northwest Airlines Corporation:

        I previously signed and returned the Election Acceptance Form, in which I voluntarily accepted the stock option exchange offer outlined in the Company's Offer to Exchange dated June 27, 2003 for my Eligible Options and/or Stock Appreciation Rights. I now wish to change that election and reject the Company's offer to exchange. I understand that by signing this Change in Election and delivering it pursuant to the instructions above, I am withdrawing my election to participate in the offer.

        I understand that in order to reject the offer, I must sign and deliver this Change in Election to the Company before 5 P.M. Central Time on July 30, 2003, or if the Company extends the deadline to exchange Eligible Options and/or Stock Appreciation Rights, before the extended expiration date of the offer.

        By rejecting the offer, I understand that I will keep my Eligible Options and/or Stock Appreciation Rights. These options and/or stock appreciation rights will continue to be governed by the pilot stock option plan under which they were granted and the award documentation pertaining to such awards.

        I reject the offer to exchange my Eligible Options and/or Stock Appreciation Rights as of the date hereof.

Signature of Participant	Date

RETAIN A COPY OF YOUR SUBMISSION FOR YOUR RECORDS.

        If you would like to receive a confirmation of your change in election via e-mail, please enter your personal email address:

        If you have not provided your personal email address, a confirmation of your change in election will be mailed to your home address. If you do not receive a confirmation within two weeks of your submission, please notify the

Company in writing via email to exchangeoffer@nwa.com, via fax to (612) 726-3509, or via hand delivery or overnight courier to Northwest Airlines, Inc., Human Resources, Dept. A1420, 2700 Lone Oak Parkway, Eagan, MN 55121-1534, Attn: Pilot Stock Option Exchange Program and reference the Pilot Stock Option Exchange Program.

QuickLinks

  Exhibit 99.(a)(v)
Northwest Airlines Corporation Pilot Stock Option Exchange Program Change in Election from Accept to Reject (Electronic Submission Version)
Northwest Airlines Corporation Pilot Stock Option Exchange Program Change in Election from Accept to Reject (Manual Submission Version)